UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 10, 2005

EDISON MISSION ENERGY

(Exact name of registrant as specified in its charter)

DELAWARE	000-24890	95-4031807
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

18101 Von Karman Avenue

Irvine, California  92612

(Address of principal executive offices, including zip code)

949-752-5588

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report includes forward-looking statements. Edison Mission Energy has based these forward-looking statements on its current expectations and projections about future events based upon knowledge of facts as of the date of this current report and its assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside Edison Mission Energy’s control. Edison Mission Energy has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Section 8 – Other Events

Item 8.01  Other Events

On January 10, 2005, Edison Mission Energy (“EME”) sold its 50% equity interest in the Caliraya-Botocan-Kalayaan hydroelectric power project located in Laguna Province, Luzon, Philippines (the “CBK Project”) to CBK Projects B.V., the purchasing entity designated by its partner in the CBK Project, Corporacion IMPSA S.A. (“IMPSA”), for a purchase price of approximately $104 million. As reported in EME’s Current Report on Form 8-K filed December 21, 2004 under Commission file number 000-24890, EME had previously entered into a Purchase Agreement with IMPSA, dated as of November 5, 2004, to sell its interest in the CBK Project.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Edison Mission Energy (Registrant)

Date:	January 10, 2005	/s/ Kevin M. Smith
KEVIN M. SMITH Senior Vice President and Chief Financial Officer